ADM
DEFERRED COMPENSATION PLAN
FOR
SELECTED MANAGEMENT EMPLOYEES II

(As Adopted As Of December 1, 2004)

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ARTICLE IX CONTRACTUAL OBLIGATIONS AND FUNDING	15
9.1 Contractual Obligations	15
9.2 Obligations Upon Occurrence of a Funding Event	15
ARTICLE X AMENDMENT AND TERMINATION OF PLAN	16
10.1 Right to Amend or Terminate	16
10.2 Effect of Termination	17

ARTICLE XI ADMINISTRATION/CLAIMS PROCEDURES	17
11.1 Administration	17
11.2 Correction of Errors And Duty to Review Information	17
11.3 Claims Procedure	18
11.4 Indemnification	18
11.5 Exercise of Authority	18
11.6 Telephonic or Electronic Notices and Transactions	19
ARTICLE XII MISCELLANEOUS	19
12.1 Nonassignability	19
12.2 Withholding	19
12.3 Successors of ADM	19
12.4 Employment Not Guaranteed	19
12.5 Gender, Singular and Plural	19
12.6 Captions	19
12.7 Validity	19
12.8 Waiver of Breach	19
12.9 Notice	19

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ADM
DEFERRED COMPENSATION PLAN
FOR
SELECTED MANAGEMENT EMPLOYEES II

ARTICLE I

INTRODUCTION

1.1	Purpose of the Plan; History. The ADM DEFERRED COMPENSATION PLAN FOR SELECTED MANAGEMENT EMPLOYEES II (the “Plan”) is sponsored by ADM and its Participating Affiliates to attract high quality executives and to provide eligible executives with an opportunity to save on a pre-tax basis and accumulate tax-deferred earnings to achieve their financial goals.

The Plan is the successor to the ADM Deferred Compensation Plan for Selected Management Employees I (As Amended and Restated Effective September 1, 2001), as amended by a First, Second, Third, Fourth, Fifth, Sixth and Seventh Amendment (the “Prior Plan”). The Seventh Amendment “froze” the Prior Plan to new deferrals effective as of December 31, 2004. All obligations under the Prior Plan will be satisfied under the Prior Plan.

1.2	Non-Qualified “Top-Hat” Plan.

1.2.1	Type of Plan. The Plan is a “top-hat” plan - that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA §§ 201(2), 301(a)(3) and 401(a)(1), and therefore is exempt from Parts 2, 3 and 4 of Title I of ERISA. The Plan also is a nonqualified deferred compensation plan subject to Code § 409A.

1.2.2	Savings Clause Relating to Compliance with Code § 409A. To the extent any provision of this Plan does not satisfy the requirements of Code § 409A or in any regulations or other guidance issued by the Treasury Department under Code § 409A subsequent to the adoption of this Plan, such provision will be applied in a manner consistent with such requirements, regulations or guidance, notwithstanding any provision of the Plan or any contrary or inconsistent election made by a Participant.

1.3	Plan Document. The Plan document consists of this document, any appendix to this document and any document that is expressly incorporated by reference into this document.

1.4	Effective Date of Document. The Plan (as stated in this document) is adopted effective December 1, 2004, to apply to deferrals after December 31, 2004.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1	Definitions.

2.1.1	“Account” means an account established for a Participant pursuant to Article IV.

2.1.2	“ADM” means Archer Daniels Midland Company.

2.1.3	“Affiliate” means any business entity that is required to be aggregated and treated as one employer with ADM under Code § 414(b) or (c).

2.1.4	“Beneficiary” means a person or persons designated as such pursuant to Sec. 8.2.

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2.1.5	“Change in Control” means either:

(a)	Acquisition of 30% Control. A person other than ADM or a subsidiary of ADM acquires beneficial ownership, directly or indirectly, of thirty-percent (30%) or more of the combined voting power of ADM’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided that the following will not constitute a Change in Control under this subsection (a):

(1)    Any acquisition directly from ADM;

(2)	Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by ADM or one or more of its subsidiaries; and

(3)	Any acquisition by any corporation with respect to which, immediately following such acquisition, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding ADM common stock and Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the outstanding ADM common stock and Voting Securities, as the case may be.

(b)	Liquidation or Dissolution. The complete dissolution or liquidation of ADM, or the sale or other disposition of all or substantially all of the assets of ADM (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding ADM common stock and Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding ADM common stock and Voting Securities, as the case may be;

(c)	Certain Business Combinations. Consummation of a reorganization, merger or consolidation of ADM (other than a merger or consolidation with a subsidiary of ADM) or a statutory exchange of outstanding Voting Securities of ADM, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding ADM common stock and Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the outstanding ADM common stock and Voting Securities, as the case may be; or

(d)	Change in Board. A majority of the members of the Board of Directors of ADM are not Continuing Directors. For purposes of this subsection (d), “Continuing Directors” shall mean:

(1)	Individuals who, on January 1, 2005, are directors of ADM;

(2)	Individuals elected as directors of ADM subsequent to January 1, 2005, for whose election proxies have been solicited by the Board of Directors of ADM; or

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(3)	Any individual elected or appointed by the Board of Directors of ADM to fill a vacancy on the Board of Directors of ADM caused by death or resignation (but not by removal) or to fill a newly created directorship.

For purposes of this definition, a “person” means a person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), “beneficial ownership” means beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act, and “subsidiary” of ADM means any entity of which securities or other ownership interests having general voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by ADM.

2.1.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.1.7	“Company Match Credit” means the credit to Account G - Company Match Account of a Participant, pursuant to Section 3.3.

2.1.8	“Deferral Eligible Compensation” means a Participant’s base salary from ADM and its Affiliates, plus any bonus, incentive, or other payments that ADM (acting in its corporate capacity) determines in its sole discretion to be eligible for a deferral election under this Plan.

2.1.9	“Disability” means that the Participant has, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, received income replacement benefits for the full period allowed under a disability plan maintained by ADM (but not less than three (3) months), and has been determined to be eligible to receive benefits under the Long-Term Disability Plan maintained by ADM.

If a Participant has a Separation from Service prior to satisfying the conditions specified above for a Disability, the provisions of the Plan relating to Separation from Service (or Retirement, if applicable) will apply with respect to the Participant, and not the provisions relating to Disability.

2.1.10	“Earnings Credit” means the gains and losses credited on the balance of an Account based on the choice made by the Participant (or Beneficiary after the death of the Participant) among the investment options made available under the Plan.

2.1.11	“Eligible Employee” means an Employee of ADM or a Participating Affiliate:

(a)	Who is compensated on a salary basis;

(b)	Whose annualized base salary is one-hundred seventy-five thousand dollars ($175,000) or more; and

(c)	Who is on payroll in the United States.

An Employee’s “annualized base salary” for this purpose means his/her base salary from ADM and its Affiliates (excluding bonuses, incentive payments and other special compensation) expressed on an annual basis.

The ADM Board of Directors (or its Compensation Committee), or the ADM Chief Executive Officer (in each case acting in a corporate capacity), in its/his/her sole and absolute discretion, may determine that an Employee described above will not be an Eligible Employee, or may determine that an Employee not described above will be an Eligible Employee. However, the Plan is intended to cover only those Employees who are in a select group of management or highly compensated employees within the meaning of ERISA §§ 201(2), 301(a)(3) and 401(a)(1); and, accordingly, if any interpretation is issued by the Department of Labor that would exclude any Employee from satisfying that requirement, such Employee immediately will cease to be in the Eligible Employee.

2.1.12	“Employee” means any common-law employee of ADM or an Affiliate (while it is an Affiliate).

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2.1.13	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.1.14	“Funding Event” means a Change in Control or a Potential Change in Control.

2.1.15	“Participant” means an Eligible Employee who is enrolled in the Plan, or a current or former Employee who is not enrolled but who has a balance remaining in an Account under the Plan. “Active Participant” means an Eligible Employee who is enrolled in the Plan.

2.1.16	“Participating Affiliate” means any Affiliate (while it is an Affiliate) which employs one or more Eligible Employees.

2.1.17	“Plan Year” means the calendar year.

2.1.18	“Potential Change in Control” means any of the following:

(a)	The commencement by any person of a tender or exchange offer or a proxy contest that would ultimately result in a Change in Control described in Sections 2.1.5(a) or (d);

(b)	The execution of a letter of intent, agreement in principle or definitive agreement by ADM that would ultimately result in a Change in Control;

(c)	The public announcement by any person of such person’s intent to take or consider taking actions which, if consummated, would result in a Change in Control; or

(d)	The adoption by the Board of Directors of ADM of a resolution to the effect that a Change in Control is imminent for purposes of this Plan.

If one-third (1/3rd) of the Participants, separately or together, provide a written statement to ADM that, in their good faith opinion, a Potential Change in Control has occurred, then a Potential Change in Control will be deemed to have occurred for purposes of this Plan unless ADM, within ten (10) business days after such statement has been received from the Participants, provides the Participants with an opinion of a nationally or regionally recognized law firm that a Potential Change in Control has not occurred for purposes of the Plan.

For purposes of this definition, a “person” means a person within the meaning of Sections 13(d) and 14(d) of the Exchange Act.

2.1.19 “Prior Plan” means the ADM Deferred Compensation Plan for Selected Management Employees I, as amended.

2.1.20	“Retirement” means Termination of Employment under circumstances that entitle the Participant to an immediate commencement normal or early retirement benefit under the Archer Daniels Midland Retirement Plan (regardless of whether he/she elects to start an immediate pension under such plan).

2.1.21	“Separation from Service” means that an individual has both had both a Termination of Employment and has permanently discontinued providing services to ADM and its Affiliates in any capacity (for example, as a consultant or independent contractor) or has otherwise had a separation from service recognized as such under Code § 409A.

2.1.22	“Spouse” means a person of the opposite sex to whom the Participant is legally married as of the date of determination (including a common-law spouse in any state that recognizes common-law marriage, provided that acceptable proof and certification of common law marriage has been received by ADM).

2.1.23 “Termination of Employment” means that the common-law employer-employee relationship has ended between the individual and ADM and its Affiliates, as determined under the employment policies and practices of ADM (including by reason of voluntary or involuntary termination, retirement, death, failure to

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      return from a recognized leave of absence, etc.). For an Employee working for an Affiliate, a termination of employment will occur upon sale of the stock of such employer such that it no longer satisfies the definition of an Affiliate (assuming he/she continues in the employ of that employer or a new affiliate of that employer after the sale). A termination of employment does not occur merely as a result of transfer of employment from one Affiliate to another Affiliate, or from ADM to an Affiliate or from an Affiliate to ADM.

2.1.24	“Trustee” means the trustee of a trust established pursuant to Sec. 9.2.

2.1.25	“Valuation Date” means each day on which trading occurs on the New York Stock Exchange.

2.1.26	“Years of Service for Vesting” means the number of years determined by:

(a)	First, measuring the number of days in the period from the date on which the Employee is hired by Fair Isaac or an Affiliate (or, if the Employee previously had a Termination of Employment at a time when he/she was not vested in the Plan and he/she had a recognized break in service, measured from the date he/she is again hired by Fair Isaac or an affiliate after the recognized break in service) to the date of his/her most recent Termination of Employment. In the case of an employer that becomes an Affiliate as a result of a stock acquisition, merger or similar corporate transaction, the measuring date will start on the date on which the employer becomes an Affiliate, unless agreed otherwise by Fair Isaac.

A “recognized break in service for this purpose” means a period of five (5) or more consecutive years during which an individual is not an Employee measured from the date after his/her Termination of Employment.

(b)	Then, reducing that number by the number of days of any absence from employment of twelve (12) months or more that results because of a Termination of Employment (shorter absences are not subtracted).

(c)	Then, dividing that number by three-hundred and sixty five (365).

(d)	Finally, rounding the result down to the next lowest whole number (that is, fractional years are not counted).

2.2	Choice of Law. The Plan will be governed by the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States. All controversies, disputes, and claims arising hereunder must be submitted to the United States District Court for the Central District of Illinois.

ARTICLE III

PARTICIPATION AND CONTRIBUTION CREDITS

3.1	Participation.

3.1.1	Eligible Employees. All Eligible Employees will be eligible to participate in the Plan.

3.1.2	Enrollment. An Eligible Employee may enroll in the Plan during the thirty (30) day period following the date he/she is notified of eligibility for the Plan, with enrollment to be effective as of the first day of the month that coincides with or next follows the last day of such enrollment period. Thereafter, an Eligible Employee may enroll for a Plan Year during the annual enrollment period established by ADM for such Plan Year, which annual enrollment period will end not later than the last day of the prior Plan Year.

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Enrollment is required and must be made in such manner and in accordance with such rules as may be prescribed for this purpose by ADM (including by means of a voice response or other electronic system under circumstances authorized by ADM).

3.1.3	End of Eligibility. An Eligible Employee may continue to participate in the Plan for so long as the Plan remains in effect and he/she remains an Eligible Employee.

3.2	Elective Deferral Credits.

3.2.1	Elective Deferral Credits. Elective Deferral Credits will be made for each pay date on behalf of each Active Participant who has enrolled in the Plan and who thereby elects to have his/her Deferral Eligible Compensation reduced in order to receive Elective Deferral Credits. The Elective Deferral Credits for a pay date will be credited to the appropriate Account on or as soon as administratively practicable after the pay date in an amount equal to the amount of the reduction in Deferral Eligible Compensation.

An Eligible Employee may elect to reduce his/her Deferral Eligible Compensation for a pay date by any whole percent, but not less than five percent (5%) or more than seventy-five percent (75%) (or such other minimum and/or maximum as ADM determines in its sole discretion to be appropriate for any bonus or other incentive payment that is eligible for a deferral election).

An election (or the modification or revocation of an election) must be made in such manner and in accordance with such rules as may be prescribed for this purpose by ADM (including by means of a voice response or other electronic system under circumstances authorized by ADM). An election must be made as part of enrollment described in Section 3.1.2 and must specify the Account(s) to which the Elective Deferrals are to be credited pursuant to Section 4.1.1, and the payment form associated with such Account.

3.2.2	Elections Relating to Services Performed After the Election are Irrevocable. An election will apply to Deferral Eligible Compensation attributable to services performed in a given Plan Year, regardless of when such Deferral Eligible Compensation would otherwise be payable to the Participant (for example, an election to defer an annual bonus attributable to services performed in a given Plan Year but payable in the next Plan Year, must be made as part of the enrollment election made prior to the Plan Year in which the services are performed). An election made in connection with a mid-year enrollment under Sec. 3.1.2 will apply only to Deferral Eligible Compensation attributable to services performed on and after the effective date of the enrollment as provided in Sec. 3.1.2.

An election will be “evergreen” - that is, it will apply with respect to the Plan Year (or the remaining portion thereof) to which it relates and to subsequent Plan Years until changed or revoked by the Participant during an open enrollment period, or changed or revoked during the Plan Year as provided under this Section; except that, an election will not apply to a Plan Year (and a new election will be required) if the election would result in any credits inconsistent with the terms of the Plan (for example, an election will not be evergreen if it would result in credits being made to a Scheduled Distribution Account during the scheduled distribution Plan Year of such Account). An election will be irrevocable throughout the Plan Year, except that it will automatically be revoked:

(a)	If the Participant receives a hardship withdrawal prior to age fifty-nine and one-half (59½) from his/her 40(k) Contribution Account under the ADM 401(k) Plan for Salaried Employees (or other cash or deferred arrangement as defined in Code § 401(k) maintained as part of a qualified plan sponsored by ADM or an Affiliate (while it is an Affiliate)), in which case the Participant cannot reenroll until the first day of the Plan Year that starts at least six (6) months after the hardship withdrawal;

(b)	If the Participant receives an unscheduled withdrawal or financial hardship withdrawal under the Prior Plan, in which case the Participant cannot reenroll until the first day of the second Plan Year following the date of such withdrawal;

(c)	Upon the occurrence of a Disability;

(d)	Upon Termination of Employment or upon otherwise ceasing to be an Eligible Employee; or

(e)	Upon termination of the Plan.

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3.2.3	Limits. ADM may, in its sole discretion, limit the minimum or maximum amount of Elective Deferral Credits that are allowed under the Plan by any Active Participant or any group of Active Participants, provided that such limit is established prior to the beginning of the Plan Year or prior to enrollment of the affected Participant.

3.3	Company Matching Credits. Company Matching Credits will be made for each Plan Year on behalf of each Participant who receives Elective Deferrals Credits for such Plan Year, who has made the maximum permissible elective deferrals permitted under Code § 402(g) under the ADM 401(k) Plan for Salaried Employees (“401(k) Plan”), and whose employer matching contributions under the 401(k) Plan are reduced because of the reduction in base pay resulting from an election under this Plan (taking into account the compensation limit of Code § 401(a)(17) applicable to the matching contributions under the 401(k) Plan). Company Matching Credits for a Plan Year will be added to Account G - Company Match Account on or as soon as administratively practicable after the first business day of the next Plan Year in an amount equal to the difference between the amount of the employer matching contributions that would have been made under the 401(k) Plan if his/her base pay had not been reduced as a result of the election under this Plan (disregarding the impact such additional matching contributions would have had on the nondiscrimination test under Code § 401(m)), and the actual amount of employer matching contributions made under the 401(k) Plan for the Plan Year.

ARTICLE IV

ACCOUNTS AND INVESTMENT ADJUSTMENTS

4.1	Accounts.

4.1.1	Types of Accounts. The following Accounts will be maintained under the Plan as part of the Account of each Participant:

(a)	“Account A - Retirement Account” to reflect Elective Deferral Credits which the Participant directs be credited to this Account.

(b)	“Account B, C, D, E and/or F - Scheduled Distribution Account” to reflect Elective Deferral Credits which the Participant directs be credited to any of these Accounts.

(c)	“Account G - Company Match Account” to reflect Company Matching Credits.

Additional Accounts may also be maintained if considered appropriate by ADM in the administration of the Plan.

4.1.2	Distribution Events. Distributions from Account A - Retirement Account and Account G - Company Match Account will occur following Separation from Service or Disability in accordance with Article VII, or following death in accordance with Article VIII.

Distributions from Account B, C, D, E and/or F - Scheduled Distribution Accounts will be made in accordance with Article VI, or in the event of a Separation from Service or Disability over-ride election made by the Participant in accordance with Article VI, following Separation from Service or Disability in accordance with Article VII, or in either event following death in accordance with Article VIII.

4.1.3	Balance of Accounts. An Account will have a cash balance expressed in United States dollars.

4.1.4	Accounts for Bookkeeping Only. Accounts are for bookkeeping purposes only and the maintenance of Accounts will not require any segregation of assets of ADM or any Participating Affiliate. Except as provided in Section 9.2, neither ADM nor any Participating Affiliate will have any obligation whatsoever to set aside funds for the Plan or for the benefit of any Participant or Beneficiary, and no Participant or Beneficiary will have any rights to any amounts that may be set aside other than the rights of an unsecured general creditor of ADM or Participating Affiliate that employs (or employed) the Participant.

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4.2	Valuation of Accounts.

4.2.1	Daily Adjustments. Accounts will be adjusted from time to time as follows:

(a)	Elective Deferral and Company Matching Credits. Elective Deferral Credits and Company Matching Credits will be added to the balance of the appropriate Account as of the dates specified in Sections 3.2 and 3.3.

(b)	Earnings Credits. Earnings Credits will be added to (or subtracted) from the balance of the Account as of each Valuation Date as provided in Section 4.3.

(e)	Withdrawals and Distributions. The withdrawals and distributions made from an Account will be subtracted from the balance of the Account as of the date the withdrawal or distribution is made from the Plan.

4.2.2	Processing Transactions Involving Accounts. Accounts shall be adjusted to reflect Elective Deferral Credits, Company Matching Credits, Earnings Credits, distributions and other transactions as provided in Section 4.2.1. However, all information necessary to properly reflect a given transaction in an Account may not be immediately available, in which case the transaction will be reflected in the Account when such information is received and processed. Further, ADM reserves the right to delay any Elective Deferral Credit, Company Matching Credit, Earnings Credit, distribution or other transaction for any legitimate administrative reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive net asset values or prices, or to correct for its errors or omissions or the errors or omissions of any service provider).

4.3	Earnings Credits.

4.3.1	Adjustment to Reflect Earnings Credits. Accounts will be adjusted (increased or decreased) as of each Valuation Date to reflect Earnings Credits as determined under Section 4.3.2.

4.3.2	Earnings Credits. ADM will establish a procedure by which a Participant (or Beneficiary following the death of a Participant) may elect to have his/her Earnings Credits determined based the performance of one or more investment options deemed to be available under the Plan. ADM, in its sole discretion, will determine the investment options that will be available as benchmarks for determining the Earnings Credit, which may include mutual funds, common or commingled investment funds or any other investment option deemed appropriate by ADM. ADM may at any time and from time to time add to or remove from the investment options deemed to be available under the Plan.

A Participant (or Beneficiary following the death of the Participant) will be allowed on a hypothetical basis to direct the investment of his/her Accounts among the investment options available under the Plan. Hypothetical investment directions may be given with such frequency as is deemed appropriate by ADM, and must be made in such percentage or dollar increments, in such manner and in accordance with such rules as may be prescribed for this purpose by ADM (including by means of a voice response or other electronic system under circumstances so authorized by ADM). If an investment option has a loss, the Earnings Credit attributable to such investment option will serve to reduce the Account; similarly, if an investment option has a gain, the Earnings Credit attributable to such investment option will serve to increase the Account. If the Participant fails to elect an investment option, the Earnings Credit will be based on a money market investment option or such other investment option as may be selected for this purpose by ADM.

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4.3.3	Hypothetical Investments. All investment directions of a Participant or Beneficiary will be on a “hypothetical” basis for the sole purpose of establishing the Earnings Credit for his/her Account - that is, the Account will be adjusted for Earnings Credits as if the Account were invested pursuant to the investment directions of the Participant or Beneficiary, but actual investments need not be made pursuant to such directions. However, ADM, in its sole discretion and without any obligation, may direct that investments be made per the investment directions of Participants and Beneficiaries.

4.4	Statements.

4.4.1	Statements. ADM may cause benefit statements to be issued from time to time advising Participants and Beneficiaries of the balance and/or investment of their Accounts, but it is not required to issue benefit statements.

4.4.2	Errors on Statements and Responsibility to Review. ADM may correct errors that appear on benefit statements at any time, and the issuance of a benefit statement (and any errors that may appear on a statement) will not in any way alter or affect the rights of a Participant or Beneficiary with respect to the Plan.

Each Participant or Beneficiary has a duty to promptly review each benefit statement and to notify ADM of any error that appears on such statement as provided in Sec. 11.2.2.

ARTICLE V

VESTING

A Participant at all times will have a fully vested interest in his/her Accounts under the Plan.

ARTICLE VI

SCHEDULED DISTRIBUTIONS

6.1	Scheduled Distributions.

6.1.1	Scheduled Distribution Accounts; Time and Form of Distribution. A Participant may direct that up to five (5) Scheduled Distribution Accounts - Accounts B, C, D, E and F - be maintained under the Plan, with the following features associated with each such Account:

(a)	Time of Payment. When a Participant directs that a Scheduled Distribution Account be established, he/she must specify the Plan Year during which payment is to be made (or installments are to commence) with respect to such Account, subject to the following:

(1)	The Plan Year of payment may not be before the second (2nd) Plan Year following the Plan Year for which the Account is first established (for example, if the Account is first established for 2006 during the enrollment period at the end of 2005, the Plan Year of payment cannot be before 2008); and

(2)	Two Scheduled Distribution Accounts may not have the same distribution year.

Payment will be made (or installments will commence) from a Scheduled Distribution Account during January of the scheduled distribution Plan Year.

(b)	Form of Payment. A Scheduled Distribution Account will be distributed in the following form:

(1)	A distribution from Scheduled Distribution Account B will be made either the of following forms at the election of the Participant:

(A)	A single lump-sum distribution; or

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(B)	A series of annual installments over a period of two (2) to five (5) years as elected by the Participant. The first annual installment will equal, one-half (1/2), one-third (1/3rd), one-fourth (1/4th) or one-fifth (1/5th), as appropriate, of the balance of the Account as of the Valuation Date established by the Company that precedes the date on which the installment is to be paid, with the denominator of the fraction reduced by one each year. However, the installment for the final year will equal the full remaining balance of the Account.

When a Participant directs that Scheduled Distribution Account B be established, he/she must specify the Plan Year during which payment is to be made (or installments are to commence) with respect to such Account.

(2)	A distribution from Scheduled Distribution Accounts C, D, E, and F will be made as a single-sum distribution of the full balance of the Participant’s Account.

8.1.2	Special Rule if Death Occurs During Installment Pay-out. Notwithstanding any contrary provision, if the Participant dies while he/she is receiving installments under Sec. 7.2.2(a), such installments will continue to his/her Beneficiary over the same period such installments would have been paid to the Participant.

(c)	Over-ride by Separation from Service or Disability. When a Participant directs that a Scheduled Distribution Account be established, he/she must specify whether a Separation from Service or Disability will over-ride the scheduled distribution election made under subsection (a) or Sec. 6.1.2 (that is, whether the distribution provisions of Article VII will apply to the Account in the event of a Separation from Service or Disability prior to the scheduled distribution Plan Year), and, if an over-ride does apply, the distribution time and form elections that will apply in the event of a Separation from Service or Disability, consistent with Article VII.

If so permitted by ADM, a Participant may make a different over-ride election to apply in the case of Retirement or Disability than will apply in the case of any other Separation from Service (for example, the Participant may elect that Article VII will over-ride in the event of Retirement or Disability, but not any other Separation from Service, or that Article VII will over-ride in the event of any Separation from Service or Disability).

A Scheduled Distribution Account that will be paid in a given Plan Year will not count toward the maximum five (5) Scheduled Distribution Accounts. Accordingly, if a Participant has five (5) Scheduled Distribution Accounts, and one such Account will be paid in a given Plan Year, a Participant will be allowed to establish another Scheduled Distribution Account with respect to Elective Deferral Credits made for such Plan Year.

6.1.2	Distribution Election Procedures; Subsequent Deferrals. An election to establish a Scheduled Distribution Account must be made in such manner and in accordance with such rules as may be prescribed for this purpose by ADM (including by means of a voice response or other electronic system under circumstances authorized by ADM). An election will be effective only if it is received in properly completed form by ADM as part of the enrollment for the Plan Year for which the Account is first established. However, a Participant may later defer the Plan Year in which payment is to be made, subject to the following:

(a)	Twelve Month Advance Election. An election to defer must be received by ADM in properly completed form prior to the earlier of:

(1)	Twelve (12) months prior to the first day of the scheduled distribution Plan Year; or

(2)	Termination of Employment.

(b)	Five Year Deferral. The deferral must be for at least five (5) Plan Years from the scheduled distribution Plan Year.

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A Participant may direct that Elective Deferral Credits for any Plan Year be added to an already existing Scheduled Distribution Account and may change such election during any annual enrollment period to apply with respect to future Elective Deferral Credits. Such an election will be irrevocable for the Plan Year. However, Elective Deferral Credits cannot be added to a Scheduled Distribution Account in the scheduled distribution Plan Year with respect to such Account.

6.1.3	Effect of Termination of Employment, Disability or Death. A Termination of Employment (except by reason of death) or Disability will not serve to accelerate any distribution from a Scheduled Distribution Account unless the Participant has elected that Separation from Service or Disability will over-ride the scheduled distribution election with respect to the Account, in which case Article VII will govern the distribution of the Account following Separation from Service or Disability consistent with the election made by the Participant.

In the event of death, distributions from a Scheduled Distribution Account will be determined under Article VIII.

6.2	Financial Hardship Withdrawal. A Participant may make a withdrawal from his/her Accounts in the event of a financial hardship. Such withdrawal will be paid as soon as administratively practicable after the withdrawal request is received and ADM, in its sole discretion, has determined that the Participant has a financial hardship.

The Elective Deferrals of the Participant will automatically stop in the event of a withdrawal for financial hardship, and the Participant will not be allowed to enroll again until the first day of the second Plan Year following the date of the withdrawal.

A “financial hardship” for this purpose means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, or his/her spouse or dependent (as defined in Code § 152(a)), property casualty loss to the Participant, or other similar extraordinary and unforeseeable circumstances of the Participant arising as a result of events beyond the control of the Participant, which is not covered by insurance and may not be relieved by the liquidation of other assets provided that such liquidation would not cause a financial hardship, and which is determined to qualify as a financial hardship by ADM. Cash needs arising from foreseeable events such as the purchase of a residence or education expenses for children will not, alone, be considered a financial hardship.

The amount available from a Participant’s Accounts on account of a financial hardship is limited to the amount necessary to satisfy such hardship, plus amounts necessary to pay any taxes that may become due as a result of the distribution, as determined by ADM. A withdrawal will be drawn from the various Accounts as directed by the Participant.

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ARTICLE VII

DISTRIBUTIONS AFTER SEPARATION

7.1	Benefit on Separation from Service or Disability. A Participant will be eligible to receive a distribution of the full balance of his/her Account A - Retirement Account, Account G - Company Match Account, and any of Accounts B, C, D, E or F - Scheduled Distribution Accounts with respect to which he/she has elected an over-ride for Separation from Service or Disability, following his/her Separation from Service or Disability in accordance with the terms of this Article.

7.2	Time and Form of Distribution.

7.2.1	Time of Distribution. A distribution will be made (or installment distributions will commence if installments are available and elected) at the following time:

(a)	Disability. In the case of a Disability, a distribution will be made at the following time as elected by the Participant:

(1)	The calendar month after the conditions have been met to establish a Disability; or

(2)	January following the date on which the conditions have been met to establish a Disability.

(b)	Separation from Service. In the case of a Separation from Service (including Retirement), a distribution will be made at the following time as elected by the Participant:

(1)	The calendar month beginning six (6) months after the Participant’s Separation from Service; or

(2)	The later of:

(A)	January following the Participant’s Separation for Service; or

(B)	The calendar month beginning six (6) months after the Participant’s Separation from Service.

Any election under paragraph (a)(2) or (b)(2) will not apply to a Company Matching Account - Account G; rather, such Account will be paid in all cases as of the date specified in paragraph (a)(1) or (b)(1), as applicable.

7.2.2    Form of Distribution. A distribution will be made in the following form:

(a)	Retirement or Disability. In the case of Retirement or Disability, a distribution will be made in either of the following forms as elected by the Participant:

(1)	A single lump-sum distribution of the full balance of his/her Accounts; or

(2)	A single lump-sum distribution of the full balance of his/her Account G - Company Match Account, with the remaining Accounts paid in a series of annual installments over a period of two (2) to twenty (20) years as elected by the Participant. The first annual installment will equal, one-half (1/2), one-third (1/3rd), one-fourth (1/4th) or one-fifth (1/5th), etc., as appropriate, of the balance of the Account as of the last Valuation Date in the Plan Year prior to the Plan Year in which the installment is to be paid, with the denominator of the fraction reduced by one each year (the last installment will consist of the full remaining balance of the Accounts); or

(3)	A combination of (1) and (2).

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(b)	Separation from Service (Other than Retirement). In the case of a Separation from Service other than Retirement, a distribution will be in the form of a single lump-sum distribution of the full balance of the Participant’s Accounts subject to this Article.

7.2.3	Distribution Election Procedures. A distribution election as to time and form must be made in such manner and in accordance with such rules as may be prescribed for this purpose by ADM (including by means of a voice response or other electronic system under circumstances authorized by ADM).

A distribution election will be effective only if it is received in properly completed form by ADM as part of the enrollment for the Plan Year for which Account A - Retirement Account, or any of Accounts B, C, D, E or F - Scheduled Distribution Accounts that provide for a Separation from Service or Disability over-ride is established (whichever occurs first), and thereafter may not be modified.

7.3	Cash-Out of Small Accounts. Any contrary provision notwithstanding, if the balance of a Participant’s Account A - Retirement Plan, plus any Scheduled Distribution Account - Account B, C, D, E or F, that the Participant elects to be subject to this Article VII, does not exceed ten-thousand dollars ($10,000), such Accounts will be paid to the Participant in a lump-sum in full settlement of all benefits due under the Plan with respect to such Accounts; provided that, for purposes of determining whether the ten-thousand dollar ($10,000) cash-out limit is exceeded, all nonqualified deferred compensation amounts payable to the Participant by the Company and its Affiliates will be aggregated if and to the extent required under Code § 409A.

7.4	Valuation of Accounts Following Separation from Service. An Account will continue to be credited with Earnings Credits in accordance with Article IV until it is paid in full to the Participant or Beneficiary.

ARTICLE VIII

DISTRIBUTIONS AFTER DEATH

8.1	Survivor Benefits.

8.1.1	Survivor Benefits. If a Participant dies prior to the full distribution of his/her Accounts, his/her Beneficiary will be entitled to a survivor benefit under the Plan.

8.1.2	Time of Distribution. The survivor benefit will be paid on or as soon as administratively practicable after ADM determines that a survivor benefit is payable under the Plan - that is, the date ADM is provided with the documentation necessary to establish the fact of death of the Participant and the identity and entitlement of the Beneficiary.

8.1.3	Form of Distribution. The survivor benefit will be paid in one of the following forms as elected by the Participant:

(a)	A single-sum distribution of the full balance (or full remaining balance) of the Participant’s Account;

(b)	A series of annual installments over a period of two (2) to five (5) years as elected by the Participant. The first annual installment will equal, one-half (1/2), one-third (1/3rd), one-fourth (1/4th) or one-fifth (1/5th), as appropriate, of the balance of the Account as of the last Valuation Date in the Plan Year prior to the Plan Year in which the installment is to be paid, with the denominator of the fraction reduced by one each year (the last installment will consist of the full remaining balance of the Accounts); or

(c)	A combination of (a) and (b).

Notwithstanding the above, if the Participant dies while he/she is receiving installments under Sec. 7.2.2(a), such installments will continue to his/her Beneficiary over the same period such benefits would have been paid to the Participant.

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8.1.4	Distribution Election Procedures. A distribution form election must be made in such manner and in accordance with such rules as may be prescribed for this purpose by ADM (including by means of a voice response or other electronic system under circumstances authorized by ADM).

An election will be effective only if it is received in properly completed form by ADM as part of the initial enrollment in the Plan, and thereafter the form of payment (lump-sum or installments) may not be modified and will apply to all Accounts (except any Accounts that are being paid in installments under Sec. 7.2.2(a) will continue to be paid in installments as elected by the Participant).

8.1.5	Default Elections. If a Participant fails to file a timely election as to the form of distribution to his/her Beneficiary, the distribution will be made in a single lump-sum payment, which will apply to all Accounts (except any Accounts that are being paid in installments under Sec. 7.2.2(a) will continue to be paid in installments as elected by the Participant).

8.2	Beneficiary Designation.

8.2.1	General Rule. A Participant may designate any person (natural or otherwise, including a trust) as his/her Beneficiary to receive any balance remaining in his/her Account when he/she dies, and may change or revoke a designation previously made without the consent of any Beneficiary.

Any valid designation in effect under the Prior Plan will apply to this Plan unless and until changed by the Participant, or revoked upon marriage as provided in Sec. 8.2.2.

8.2.2	Special Requirements for Married Participants. If a Participant has a Spouse at the time of death, such Spouse will be his/her Beneficiary unless the Spouse has consented in writing to the designation of a different Beneficiary. Consent of a Spouse will be deemed to have been obtained if it is established to the satisfaction of ADM that such consent cannot be obtained because the Spouse cannot be located. A consent by a Spouse will be effective only with respect to such Spouse, and cannot be revoked. A Beneficiary designation that has received spousal consent cannot be changed without spousal consent.

A Beneficiary designation will be automatically revoked upon marriage of a Participant unless the new Spouse was designated as the sole primary Beneficiary. Further, if a Spouse is designated as Beneficiary, such designation will be automatically revoked upon the divorce of the Participant and former Spouse.

8.2.3	Form and Method of Designation. A Beneficiary designation must be made on such form and in accordance with such rules as may be prescribed for this purpose by ADM. A Beneficiary designation will be effective (and will revoke all prior designations) if it is received by ADM (or if sent by mail, the post-mark of the mailing is) prior to the date of death of the Participant. ADM may rely on the latest Beneficiary designation on file (or if an effective designation is not on file may direct that payment be made pursuant to the default provision of the Plan) and will not be liable to any person making claim for such payment under a subsequently filed designation or for any other reason.

8.2.4	Default Designation. If a Beneficiary designation is not on file, or if a Beneficiary designation is revoked by divorce or otherwise and a new designation is not on file at death, or if no designated Beneficiary survives the Participant, the Beneficiary will be the estate of the Participant.

8.3	Successor Beneficiary. If the primary Beneficiary dies prior to complete distribution of the benefits under Section 8.1.2, the remaining survivor benefit will be paid to the contingent Beneficiary elected by the Participant in the form of a lump sum payable as soon as administratively practicable after the primary Beneficiary’s death is established. If there is no surviving contingent Beneficiary, the lump sum will be paid to the estate of the primary Beneficiary.

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8.4	Cash-Out of Small Accounts. Any contrary provision notwithstanding, if the balance of a Participant’s Accounts does not exceed ten-thousand dollars ($10,000) at his/her death, such Accounts will be paid to the Beneficiary in a lump-sum in full settlement of all survivor benefits due under the Plan; provided that, for purposes of determining whether the ten-thousand dollar ($10,000) cash-out limit is exceeded, all nonqualified deferred compensation amounts payable with respect to the Participant by the Company and its Affiliates will be aggregated if and to the extent required under Code § 409A.

8.5	Valuation of Accounts Following Separation from Service. An Account will continue to be credited with Earnings Credits in accordance with Article IV until it is paid in full to the Beneficiary.

ARTICLE IX

CONTRACTUAL OBLIGATIONS AND FUNDING

9.1	Contractual Obligations.

9.1.1	Obligations of Employer. The Plan creates a contractual obligation on the part of ADM and each Participating Affiliate to provide benefits as set forth in the Plan with respect to:

(a)	Participants who are employed with ADM or that Participating Affiliate;

(b)	Participants who were employed with ADM or that Participating Affiliate prior to Termination of Employment; and

(c)	Beneficiaries of the Participants described in (a) and (b).

A Participating Affiliate is not responsible for (and has no contractual obligation with respect to) benefits payable to a Participant who is or was employed with ADM or a Participating Affiliate. If a Participant is employed with two or more employers (ADM and a Participating Affiliate, or two or more Participating Affiliates, etc.), either concurrently or at different times, each will be responsible for the benefit attributable to Elective Deferral Credits and Company Matching Credits made while the Participant was employed with that employer, adjusted for Earnings Credits.

Notwithstanding the contractual obligation, no Participant or Beneficiary entitled to benefits under this Plan has any right, title or claim in or to any specific assets of ADM or any Participating Affiliate, but instead has the right of a general creditor of such employer.

9.1.2	Guarantee by Company. ADM will guarantee and assume secondary liability for the contractual commitment of each Participating Affiliate under Sec. 9.1.1.

9.2	Obligations Upon Occurrence of a Funding Event.

9.2.1	Establishment and Funding of Rabbi Trust. ADM will establish a “rabbi” trust to serve as a funding vehicle for benefits payable under the Plan. However, neither ADM nor any Participating Affiliate will have any obligation to fund such trust except upon the occurrence of a Funding Event. In such event, ADM and each Participating Affiliate will be obligated to immediately deposit into the trust an amount equal to the then current balance of the Accounts (whether or not vested) of all Participants and Beneficiaries (including Participants and Beneficiaries who have deferred benefits or are in pay status under the Plan) with respect to which it has a contractual obligation under Sec. 9.1.1. However, the funding obligation of any Participating Affiliate may be satisfied by another Participating Affiliate, and ADM will guarantee and assume secondary liability for the funding obligation of each Participating Affiliate. The rabbi trust hereby established may be revocable, provided that it must become irrevocable (in whole or in part) in the event of a Change of Control.

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The assets of any rabbi trust hereby established will not be held or transferred outside of the United States, and the trust will not have any other feature that would result in a transfer of property being deemed to have occurred under Code § 409A (for example, there will be no funding obligation or restrictions on assets in connection with a change in financial health of ADM or any Affiliate).

9.2.2	Effect on Contractual Benefit Obligations. The establishment and funding of a rabbi trust will not affect the contractual obligations of ADM and each Participating Affiliate under Sec. 9.1, except that such obligations with respect to any Participant or Beneficiary will be offset to the extent that payments actually are made from the trust to such Participant or Beneficiary.

A Participant will have the right to enforce the funding obligation imposed hereunder; provided that, in the case of a funding obligation that arises as a result of a Potential Change in Control, a Participant will have the right to enforce the funding obligation only if the Participants have first followed the procedures specified in Sec. 2.1.18 and there has been no timely opinion letter of a nationally or regionally recognized law firm delivered to the Participants that a Potential Change in Control has not occurred for purposes of the Plan.

9.2.3	Prefunding and Use of Other Rabbi Trusts. The amount that ADM and each Participating Affiliate are obligated to fund to a rabbi trust under Sec. 9.2.1 upon the occurrence of a Funding Event will be offset by the then current balance of the rabbi trust resulting from prior funding of such trust by ADM or a Participating Affiliate to the extent such balance is attributable to this Plan. Similarly, if another rabbi trust also exists at the time of a Funding Event to fund benefits payable under this Plan, and such other rabbi trust is irrevocable or becomes irrevocable upon a Change in Control, then the amount that ADM and each Participating Affiliate are obligated to fund to a rabbi trust under Sec. 9.2.1 will be offset by the then current balance of such other rabbi trust to the extent such balance is attributable to this Plan.

Any rabbi trust used to fund benefits payable under this Plan may be used to fund benefits payable under any other non-qualified deferred compensation plan maintained by ADM or a Participating Affiliate; provided that, if a funding obligation arises under Sec. 9.2.1, the portion of the trust assets attributable to this Plan will thereafter be accounted for separately under the trust, and such assets will be used solely to fund benefits payable under this Plan.

ARTICLE X

AMENDMENT AND TERMINATION OF PLAN

10.1	Right to Amend or Terminate.

10.1.1	Amendment. ADM may amend the Plan at any time and for any reason by action of the following:

(a)	Board of Directors. The ADM Board of Directors (or its Compensation Committee) can adopt any amendment to the Plan, and any amendment that has a material cost impact to ADM is reserved exclusively to the Board of Directors (or its Compensation Committee).

(b)	Benefit Plans Committee or Chief Executive Officer. The ADM Benefit Plans Committee or ADM Chief Executive Officer can adopt any amendment to the Plan that is not reserved to the Board of Directors (that is, any amendment that does not have a material cost impact to ADM). The Benefit Plans Committee or Chief Executive Officer, in its/his/her sole and absolute discretion, can determine the cost impact of an amendment, and the validity of amendment will not be open to challenge if based upon a good faith determination of the cost impact made by the Benefit Plans Committee or Chief Executive Officer.

The Benefit Plans Committee or Chief Executive Officer acts on behalf ADM in its corporate capacity in connection with any amendment to the Plan.

(c)	Persons with Delegated Authority. The ADM Board of Directors (or its Compensation Committee) and the ADM Benefit Plans Committee and ADM Chief Executive Officer, by resolution or written action, can delegate the amendment authority vested in such person or body to any other person, committee or body.

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10.1.2	Termination. ADM may terminate the Plan at any time and for any reason by action of the ADM Board of Directors (or its Compensation Committee).

10.1.3	Restrictions in the Event of a Change in Control. Any contrary provision notwithstanding, during the twenty-four (24) months immediately following a Change in Control, the amendment or termination of the Plan (other than an amendment required to comply with a change in law) will require the written consent of a majority of the Participants who would be affected by such amendment or termination of the Plan.

10.2	Effect of Termination.

10.2.1	No Negative Effect on Balances or Vesting. In no event may an amendment or termination of the Plan reduce the balance or the vested portion of the balance of the Account of any Participant or Beneficiary.

10.2.2	Other Effects of Termination. After termination of the Plan, no additional credits will be added to the Account of any Participant attributable to periods after the date of termination. However, distributions following termination of the Plan will be made at the same time and in the same form as if the termination had not occurred, and termination will not result in any acceleration of any distribution under the Plan.

ARTICLE XI

ADMINISTRATION/CLAIMS PROCEDURES

11.1	Administration.

11.1.1	Administrator. ADM is the administrator of the Plan with authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Action on behalf of ADM as administrator may be taken by any of the following:

(a)	Its Benefit Plans Committee;

(b)	Its Chief Executive Officer; or

(c)	Any individual, committee, or entity to whom responsibility for the operation and administration of the Plan is allocated by the Benefit Plans Committee or Chief Executive Officer.

Where action is to be taken by the ADM Board of Directors (or its Compensation Committee) under the Plan, such action is taken in a corporate capacity (and not as administrator) with respect to the Plan.

11.1.2	Third-Party Service Providers. ADM may from time to time contract with or appoint a recordkeeper or other third-party service provider for the Plan. Any such recordkeeper or other third-party service provider will serve in a non-discretionary capacity and will act in accordance with directions given and/or procedures established by ADM.

11.1.3	Rules of Procedure. ADM may establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan.

11.2	Correction of Errors And Duty to Review Information.

11.2.1	Correction of Errors. Errors may occur in the operation and administration of the Plan. ADM reserves the right to cause such equitable adjustments to be made to correct for such errors as it considers appropriate (including adjustments to Participant or Beneficiary Accounts), which will be final and binding on the Participant or Beneficiary.

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11.2.2	Participant Duty to Review Information. Each Participant and Beneficiary has the duty to promptly review any information that is provided or made available to the Participant or Beneficiary and that relates in any way to the operation and administration of the Plan or his/her elections under the Plan (for example, to review payroll stubs to make sure a contribution election is being implemented appropriately, to review benefit statements to make sure investment elections are being implemented appropriately, to review summary plan descriptions and prospectuses, etc.) and to notify ADM of any error made in the operation or administration of the Plan that affects the Participant or Beneficiary within thirty (30) days of the date such information is provided or made available to the Participant or Beneficiary (for example, the date the information is sent by mail or the date the information is provided or made available electronically). If the Participant or Beneficiary fails to review any information or fails to notify ADM of any error within such period of time, he/she will not be able to bring any claim seeking relief or damages based on the error.

If ADM is notified of an alleged error within the thirty (30) day time period, ADM will investigate and either correct the error or notify the Participant or Beneficiary that it believes that no error occurred. If the Participant or Beneficiary is not satisfied with the correction (or the decision that no correction is necessary), he/she will have sixty (60) days from the date of notification of the correction (or notification of the decision that no correction is necessary), to file a formal claim under the claims procedures under Sec. 11.3.

11.3	Claims Procedure

11.3.1	Claims Procedure. If a Participant or Beneficiary does not feel as if he/she has received full payment of the benefit due such person under the Plan, or if a Participant or Beneficiary feels that an error has been made with respect to his/her benefit under the Plan and has satisfied the requirements in Sec. 11.2.2, the Participant or Beneficiary (or such authorized representative) may file a claim in accordance with the claims procedure set forth in the summary created for the Plan or other claims procedure policy adopted by ADM. Following the claims procedure through completion is a condition of filing an arbitration action under Sec. 11.3.2.

The Benefits Plans Committee will decide all claims and its decision on appeal will be final and binding subject to Sec. 11.3.2.

11.3.2	Arbitration. If a Participant or Beneficiary follows the claims procedures but his/her final appeal is denied, he/she will have one year to file an arbitration action with respect to that claim, and failure to meet the one-year deadline will extinguish his/her right to file an arbitration action with respect to that claim.

Any claim, dispute or other matter in question of any kind relating to this Plan which is not resolved by the claims procedures will be settled by arbitration in accordance with the employment dispute resolution rules of the American Arbitration Associa-tion. Notice of demand for arbitration will be made in writing to the opposing party and to the American Arbitration Association within one year after the final decision on appeal is issued, and if not filed within one year, all rights to benefits are forfeited under the Plan. The decision of the arbitrator(s) will be final and may be enforced in any court of competent jurisdiction.

The arbitrator(s) may award reasonable fees and expenses to the prevailing party in any dispute hereunder and will award reasonable fees and expenses in the event that the arbitrator(s) find that the losing party acted in bad faith or with intent to harass, hinder or delay the prevailing party in the exercise of its rights in connection with the matter under dispute.

11.4	Indemnification. ADM and its Participating Affiliates jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services in the administration of the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

11.5	Exercise of Authority. ADM, its Benefit Plans Committee and Chief Executive Officer and any other person who has authority with respect to the management, administration or investment of the Plan may exercise that authority in its/his/her full discretion. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of this document (or any other document established for use in the administration of the Plan) relevant to the issue under consideration. The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in arbitration, and that it not be overturned or set aside by the arbitrator unless found to be arbitrary and capricious.

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11.6	Telephonic or Electronic Notices and Transactions. Any notice that is required to be given under the Plan to a Participant or Beneficiary, and any action that can be taken under the Plan by a Participant or Beneficiary (including enrollments, changes in deferral percentages, loans, withdrawals, distributions, investment changes, consents, etc.), may be made or given by means of voice response or other electronic system to the extent so authorized by ADM.

ARTICLE XII

MISCELLANEOUS

12.1	Nonassignability. Neither the rights of, nor benefits payable to, a Participant or Beneficiary under the Plan may be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever. Such interest and benefits will be exempt from the claims of creditors or other claimants of the Participant or Beneficiary and from all orders, decrees, levies, garnishments or executions to the fullest extent allowed by law; provided that, the Plan will recognize a domestic relations order that divides any payment actually due and payable to a Participant under the Plan among the Participant and the alternate payee under such order to the extent permitted by Code § 409A (such order may not create a separate interest for the alternate payee).

12.2	Withholding. A Participant must make appropriate arrangements with ADM or Participating Affiliate for satisfaction of any federal, state or local income tax with-holding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, ADM or Participating Affiliate may provide, at its discretion, for such withholding and tax payments as may be required, including, without limitation, by the reduction of other amounts payable to the Participant.

12.3	Successors of ADM. The rights and obligations of ADM under the Plan will inure to the benefit of, and will be binding upon, the successors and assigns of ADM or a Participating Affiliate.

12.4	Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder will be construed as a contract of employment or as giving any Participant any right to continued employment with ADM.

12.5	Gender, Singular and Plural. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

12.6	Captions. The captions of the articles, paragraphs and sections of this document are for convenience only and will not control or affect the meaning or construction of any of its provisions.

12.7	Validity. In the event any provision of the Plan is held invalid, void or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

12.8	Waiver of Breach. The waiver by ADM of any breach of any provision of the Plan will not operate or be construed as a waiver of any subsequent breach by that Participant or any other Participant.

12.9	Notice. Any notice or filing required or permitted to be given to ADM or the Participant under this Agreement will be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of ADM, to the principal office of ADM, directed to the attention of ADM, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of ADM. Such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to ADM may be permitted by electronic communication according to specifications established by ADM.

M1:1155399.08

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